UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

Akcea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38137	47-2608175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 9th Floor Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2019, Ionis Pharmaceuticals, Inc. (the “Majority Stockholder”), the holder of 70,221,338 shares of common stock representing approximately 76% of the Company’s issued and outstanding stock entitled to vote on April 17, 2019 (the “Record Date”), adopted the following proposals via a written consent (the “Written Consent”). The Written Consent will not become effective until our Annual Meeting to be held on June 14, 2019, which date is at least twenty days from the date the Company makes available its Information Statement on Schedule 14C (the “Information Statement”) to the Company’s stockholders holding issued and outstanding common stock as of the Record Date. The Company expects to file the Information Statement with the U.S. Securities and Exchange Commission on or about April 29, 2019.

Proposal 1: Election of Directors

The Majority Stockholder elected the nine persons listed below to serve until the Company’s 2020 Annual Meeting of Stockholders or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Christopher Gabrieli (Chairperson)

Sarah Boyce

Edward M. Fitzgerald

Elaine Hochberg

Damien McDevitt, Ph.D.

Richard A. Moscicki, M.D.

B. Lynne Parshall, J.D.

Sandford D. Smith

Paula Soteropoulos

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The Majority Stockholder ratified the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

As further described in the Information Statement, the Company expects to hold the 2019 Annual Meeting of its stockholders on Friday, June 14, 2019 at 2:00 p.m. Eastern Time via a live audio webcast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: April 26, 2019	By:	/s/ Paula Soteropoulos
Paula Soteropoulos
Chief Executive Officer